Exhibit 10.11

11 January 2012

Mr John Pearson

Managing Director, EWA, NR

AMEC

City Gate

Altens Farm Road

Nigg
Aberdeen
Scotland
AB12 3LB

Dear John

We are writing to you in connection with actions which AMEC plc or other entities within the AMEC group may request or require you to take, in your capacity as director or officer of entities within the AMEC group.

In consideration for you taking such action, AMEC plc shall, to the fullest extent permitted by law and regulation, take all reasonable steps to hold you harmless and protect you against any liability from claims made by third parties resulting from any act or omission by you in fulfilling any request or requirement of AMEC plc, provided that you have applied reasonable skill and care in taking such action and have acted in good faith in discharging all fiduciary and statutory duties imposed upon you in connection with your position as director or officer.

Executed as a deed on behalf of AMEC plc by:

/s/ Samir Brikho
Samir Brikho
Chief Executive
AMEC plc

/s/ Neil Bruce
Neil Bruce
Chief Operating Officer
AMEC plc

AMEC plc	Registered Office
76-78 Old Street	Booths Park
London EC1V 9RU	Chelford Road, Knutsford
United Kingdom	Cheshire WA16 8QZ
Tel +44 (0)20 7539 5800	Registered in England no. 1675285
Fax +44 (0)20 7539 5900
www.amec.com